CONSULTANT AGREEMENT

This Investor Relations Agreement ("Agreement") is made and entered into as of the 1st day of January, 2003 by and between Market Management LLC (the "Consultant") with its office at 200 S. Knowles Ave., Winter Park, FL 32789 (a US Corporation) USA and Eternal Technologies Group (the "Company"), with its principal executive office at Suite 1802 Jinwan Mansion, 358 Nanjing Road, Tianjin, China (a US Corporation).

                                   WITNESSETH

WHEREAS, the Company entered into an Exchange Agreement ("Exachange Agreement") with Waterford Sterling Corporation ("WTFD") on December 12, 2002, with name changed to Eternal Technologies Group (Symbol ETLT).

WHEREAS, the Consultant is engaged in the business of providing marketing consulting services; and

WHEREAS, the Company is desirous of retaining the Consultants for the purpose of obtaining these services.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:-

1.       Engagement Services
         The services to be provided will include arranging for the preparation of due diligence information and consulting with brokers, investment bankers and investors to anticipate market needs and trends for the Company. Progess shall be reviewed through telephonic meetings with attorney Hank Vanderkam in the US and Chairman Wu or his designated representative in China. This agreement will be binding upon the Company for the term of the engagement.

2.       Term
         This Agreement shall commence on the date on January 1, 2003 and shall last 24 months.

3.       Compensation
         As consideration for the services set forth in clause 1 of this Agreement, the Company hereby agrees to give to the consultant a monthly service fee of US$10,000 for two years. This fee shall be paid on from the date of this agreement from any funds, including those raised from offerings, private placements and icans.

In case of earlier termination by the Company of this agreement for any reason the Company shall immediately pay to the Consultant all compensation for the remaining service term.

4.       Expenses
The Consultant shall be reimbursed from funds raised for all of its actual out-of-pocket expenses, including but not limited to travel, legal fees and other expenses, incurred in connection with the services provided by the Consultant. For individual expenses for more than $1,000, the Consultant shall seek approval from either the Company of the Company's counsel. It is understood that neither the Consultant, nor the directors, employees attorney and agents of the Consultants, shall be responsible for any fees or commissions payable to any finder or to any other financial or other advisor retained by the Company.

5.       Liability Protection

Consultant shall not be liable to the Company or its Creditors for errors of judgement or any other cause under the terms of this agreement. Additionally, the Company assumes and claims all responsibility and liability for the contact of information disseminated on behalf of the Company.

6.       Non-Exclusive

The Company recognizes that the Consultant now renders or may in the future render consulting services to other clients which may or may not conduct business and activities similar to the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this agreement, but shall devote only so much of its time and attention as shall be reasonably necessary for such purposes.

7.       Indemnification

The Company will indemnify and defend the Consultant against all claims, proceedings, suits or other matters that might be asserted against the Consultant by reason of this letter Agreement and the Company will pay the Consultant reasonable attorney's fees and expenses in connection with such matters; provided that the Consultant acts within the scope of this Agreement and is not negligent.

8.       Confidential Information

The Consultant acknowledges that it will gain knowledge of information of substantial value to the Company regarding the Company's business which is not generally known and which gives the Company an advantage over competitors who do not know or use, such information, including, but not limited to, know -how, trade secrets techniques, designs sales and customer information and business and financial information relating to the business products services practices or techniques of the Company's plans for future products or developments ("Confidential Information"). The Consultant agrees to, at all times, regard and preserve such information as confidential. The Consultant further agrees that such Confidential Information will not be disclosed buy it to any person or entity without the prior consent of the Company.

9.       Notices

All notices, requests, demands or other communications required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by commercial overnight couier or sent by certified or registered mail. A facsimile transmission, when received, shall be considered delivery of written notice.

10.      Governing Law

This Agreement shall be governed by the laws of the state of Florida

11.      Entire Agreement


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The provisions of this letter Agreement set forth the entire binding agreement between the parties and supercedess all prior written and oral communications, discussions, and negotiations between the parties concerning the proposes transaction. The terms of this letter agreement may be amended only in writing and when signed by both parties.

12. Binding effect.

This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

13.      Attorney's Fees

In the event that any party institute any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all cost, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therin.

14.      Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity and may enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be constructed as a waiver of the same of any other default then, therefore, or thereafter occurring or existing.

15.      Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original signatures.

16.      Subcontract/Assignment

The Company understands that the Consultant in the performance of this agreement may subcontract and /or assign portions of this Agreement.


Signed by

/s/ JiJun Wu                                      /s/ Thomas L. Tedrow
JiJun Wu                                          Thomas L. Tedrow
For and on behalf of                              For and on behalf of
Eternal Technologies Group Ltd.                   Market Management LLC